Exhibit 99.1

Zynex Reports Preliminary First Quarter 2023 Results

ENGLEWOOD, CO – April 11, 2023 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today announced preliminary results for first quarter 2023 and reiterated full year guidance.

"We continue to execute in both our divisions, and in our pain management division have posted another quarter of record order growth for the first quarter of 2023. Q1 orders were the highest in Company history, representing an increase of 61% over the same period in 2022. This achievement follows a strong fourth quarter in which Zynex saw 48% year-over-year growth, and we believe this to be an indication that we can expect to maintain consistent revenue growth as we further penetrate sales territories,” said Thomas Sandgaard, CEO of Zynex.

“We are confirming our previous estimates for first quarter revenue of $39.0 - $41.0 million and earnings per share between $0.00 - $0.03”, said Sandgaard. “Our first quarter revenue estimate is an increase of approximately 29% over the prior year period, and I am pleased to begin the year with strong momentum, solid order growth, and continued productivity in our sales force.”

The Company reiterates its full year 2023 guidance of revenue between $180 - $200 million and earnings per share between $0.40 - $0.50. First quarter revenue is affected by the resetting of health insurance deductibles in the beginning of a calendar year; seasonably lower revenues in the first quarter are a historical trend for Zynex and an industry norm.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact: Zynex, Inc. (800) 495-6670

Investor Relations Contact:
Gilmartin Group

Investor Relations Counsel
ir@zynex.com